Exhibit 3.1



                                   Delaware                  PAGE 1
                               ----------------
                               The First State


          I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "ML SYSTEMATIC MOMENTUM FUTURESACCESS LLC", FILED IN THIS OFFICE ON THE EIGHTH DAY OF MARCH, A.D. 2007, AT 6:43 O'CLOCK P.M.




                SECRETARY'S OFFICE
                      [SEAL]           /s/ Harriet Smith Windsor
4314017  8100                          ---------------------------
               1793  DELAWARE  1855    Harriet Smith Windsor, Secretary of State
070298540                              AUTHENTICATION: 5493698
                                                 DATE: 03-09-07

                                                              State of Delaware
                                                             Secretary of State
                                                       Division of Corporations
                                                  Delivered 07:28 PM 03/08/2007
                                                      FILED 06:43 PM 03/08/2007
                                                   SRV 070298540 - 4314017 FILE



                           CERTIFICATE OF FORMATION

                                      OF

                   ML SYSTEMATIC MOMENTUM FUTURESACCESS LLC


          This Certificate of Formation of ML Systematic Momentum
FuturesAccess LLC (the "LLC"), dated as of March 7, 2007, is being duly executed and filed by Stephen M. Miller, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. ss. 18-101.et seq.).

        FIRST.   The name of the limited liability company formed hereby is
ML Systematic Momentum FuturesAccess LLC.

        Second. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

        Third.   The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.


                                        /s/ Stephen Miller
                                        ------------------------------
                                        Stephen M. M. Miller
                                        Authorized Person